Initially filed with the Securities and Exchange Commission on July 18, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       Commission File Number:  000-30565

                            KNOWLEDGE NETWORKS, INC.


Nevada                                                                91-2014670
(Jurisdiction  of  Incorporation)     (I.R.S.  Employer  Identification  No.)

24843  Del Prado, Suite 318, Dana Point CA                                 92629
(Address  of  principal  executive  offices)                         (Zip  Code)



                               (Agent for Service)

                                 William Stocker
                                 Attorney at Law
                        34190 Sepulveda Avenue, Suite 200
                            Capistrano Beach CA 92624
                    phone (949) 487-7295  fax (949) 487-7285


                                  May 15, 2002

                       CALCULATION OF REGISTRATION FEE (1)


--------------------------------------------------------------------------------
Title of    |   Amount to     |  Proposed       | Proposed       | Amount of   |
Securities  |   be Registered |  Maximum        | Maximum        | Registration|
To be       |                 |  Offering Price | Aggregate      | Fee         |
Registered  |                 |  Per Unit       | Offering Price |             |
--------------------------------------------------------------------------------
Common Stock|  20,000,000     |  $0.001         | $20,000.00     |  N/A (2)    |
$0.001      |  shares         |  per share      |                |             |
Par Value   |                 |                 |                |             |
--------------------------------------------------------------------------------


(1) The securities of this Issuer are listed and trading on the OTCBB Bulletin Board. The price is determined to be at par and is the mutually acceptable price at discount from the current bid price, due to a number of market factors, including the lack of trading volume, market liquidity, and others.

(2)  Previously  paid.

                                        1
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                                EXPLANATORY NOTE
                                ----------------

     Knowledge Networks, Inc., a Nevada corporation, previously filed a Registration Statement on Form S-8 (File No. 333-65288) on July 18, 2001, registering shares of the Registrant's Common Stock, par value $0.001 per share, to be issued pursuant to Consulting Agreements.

     The Registrant's Board of Directors and stockholders subsequently approved an Amendment of the Registration Statement. The Post-Effective Registration
Statement amends the price per share for the 20,000,000 shares (post-split 2,000,000) issued pursuant to Consulting Agreements. The price per share is recalculated at par value, based on the mutually acceptable price at discount from the current bid price, due to a number of market factors, including the lack of trading volume, market liquidity, and others.


                                ITEM 8  EXHIBITS
                                ----------------

     Exhibit  1     Opinion  of  Counsel
     Exhibit  2     Amended  Corporate  Minutes.
     Exhibit  3     Consent  of  Auditor
     Exhibit  4*    Consulting  Agreements
     Exhibit 5** Audited Financial Statements for the fiscal years ended December 31, 2000.

*Incorporated herein by reference from the Prior Statement filed with the Securities and Exchange Commission on July 18, 2001.

** Incorporation herein by reference in the Form 10-KSB for the year ended December 31, 2000.

                                   SIGNATURES
                                   ----------

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized.


                            KNOWLEDGE NETWORKS, INC.

Dated:  May  15,  2002
                                       by



                              /s/Marlen  L.  Roepke
                               Marlen  L.  Roepke
                                  Sole Director

                                        2
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EXHIBIT  1
OPINION  OF  COUNSEL
--------------------------------------------------------------------------------

                                 LAW OFFICES OF
                                 William Stocker
phone (949) 487-7295    34190 Sepulveda Avenue, Suite  200    fax (949) 487-7285
                            Capistrano Beach CA 92624

                                  May 13, 2002
To  the  Board  of  Directors
Knowledge  Networks,  Inc.
24843  Del  Prado,  Suite  318
Dana  Point  CA,  92629     re:  Opinion  of  Special  Counsel

     Dear  President  &  Board  of  Directors:

     You have requested my Opinion in connection with the filing of a 1933 Act Post-Effective Amendment No. 1 Registration Statement on Form S-8 to compensate a consultant in the amount of $20,000.00 in the form of 20,000,000 shares of common stock to be registered thereby. It has been fully disclosed that I am Special Securities Counsel and Custodian for this Issuer, and was General Counsel for Intrepid International, Ltd., some of whose personnel, including myself are service providers to the Issuer.

     I am familiar with the history and current capitalization of the Issuer, its reporting status, and good standing with its place of incorporation. The Issuer's Common Stock is registered pursuant to 12(g) of the Securities Exchange Act of 1934.

     It is my opinions that the securities issued were validly and properly issued and that the issuance was lawful in all respects. The Consulting Agreements are not qualified plans of any kind or sort and is not qualified for any special tax treatment under State or Federal Law. The securities must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities were issued as compensation for services at the amended rate of $0.001 for services performed. These services were duly invoiced, and none of the services billed or performed were direct or indirect commissions or compensation for raising funds for the Issuer, or for maintaining any market in securities of the Issuer. It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

     I understand and consent to the use of this Opinion in connection with your proposed filing of a Post-Effective Amendment No. 1 Registration Statement on Form S-8.

                                Very Truly Yours,


                               /s/William Stocker
                                 William Stocker
                           special securities counsel

                                        3
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EXHIBIT  2
CORPORATE  MINUTES
--------------------------------------------------------------------------------

                            KNOWLEDGE NETWORKS, INC.
                              A NEVADA CORPORATION

                        MINUTES OF THE BOARD OF DIRECTORS

                                 April 18, 2002

     THE MEETING WAS HELD pursuant to waiver of Notice. The Director present was William Stocker, Custodian.

     THE BOARD DISCUSSED issues of compensation for service providers and amendment of the registration of those shares issued in lieu of cash compensation.

     THE FOLLOWING ACTION WAS RESOLVED AND TAKEN: The Officers are empowered and directed to amend the Registration Statement of Form S-8, filed on July 18, 2001 with the Securities Exchange Commission. The Post-Effective Registration Statement will amend the price per share for the 20,000,000 shares (post-split 2,000,000), issued pursuant to Consulting Agreements, recalculated at par value ($0.001), based on the mutually acceptable price at discount from the current bid price, due to a number of market factors, including the lack of trading volume, market liquidity, and others.

     THERE  BEING  NO  FURTHER  BUSINESS,  the  meeting  was  adjourned.

     THE UNDERSIGNED DIRECTORS hereby Acknowledge or Waive Notice of this Meeting and approve the foregoing Minutes of the Board.



                               /s/Marlen L. Roepke
                                Marlen L. Roepke
                                  Sole Director

                                        4
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EXHIBIT  3
CONSENT  OF  AUDITOR
--------------------------------------------------------------------------------

[Letterhead  of  Chisholm  &  Associates,  Certified  Public  Accountants]


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated January 26, 2001, with respect to the financial statements, incorporation by reference, in the filing of the Amended Registration Statement (Form S-8) of Knowledge Networks, Inc. for the fiscal years ended December 31, 2000.



/s/CHISHOLM  &  ASSOCIATES
CHISHOLM  &  ASSOCIATES
CERTIFIED  PUBLIC  ACCOUNTANTS

                                        5
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